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                                                                     EXHIBIT 1.1

                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: January 31, 2003

To: Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated January 15, 2002

Title of Securities: Discover Card Master Trust I, Series 2003-2 Floating Rate Class A Credit Card Pass-Through Certificates and Discover Card Master Trust I, Series 2003-2 3.85% Class B Credit Card Pass-Through Certificates.

Initial Principal Amount of Certificates: $526,316,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 2003-2 $500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2003-2 $26,316,000 3.85% Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: February 1, 2003

Certificate Rating:                 Moody's Investors           Standard & Poor's
                                      Service, Inc.              Ratings Services
                                    -----------------           -----------------
Class A                                    Aaa                         AAA
Class B                                     A2                          A

Aggregate outstanding balance of Receivables as of January 1, 2003:
$35,871,381,619.62

Date of Series Supplement: February 18, 2003

Certificate Rate: Class A: One-month LIBOR plus 0.13% per annum; and Class B:
3.85% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.775% of the aggregate principal amount of the Class A Certificates and 99.73608% of the aggregate principal amount of the Class B Certificates as of February 18, 2003. The Underwriters will offer the Certificates to the public at a price equal to 100% of the aggregate principal amount of the Class A Certificates and 99.98608% of the aggregate principal amount of the Class B Certificates.

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Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on February 18, 2003, or at
such other time as may be agreed upon in writing.

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            Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2003-2 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                              Very truly yours,

                                              MORGAN STANLEY & CO. INCORPORATED
                                              As Representative of the
                                              Underwriters named in
                                              Schedule I hereto


                                              By:/s/ Sanjeev Khanna
                                                 ---------------------

Accepted:

DISCOVER BANK


By: /s/ Michael F. Rickert
   --------------------------

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                                   SCHEDULE I

                                  UNDERWRITERS

$500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2003-2

                                                                                Principal Amount
                                                                                ----------------
Morgan Stanley & Co. Incorporated                                                 $375,000,000
Deutsche Bank Securities Inc.                                                      $45,000,000
RBC Dominion Securities Corporation                                                $25,000,000
Credit Lyonnais Securities (USA) Inc.                                              $20,000,000
HSBC Securities (USA) Inc.                                                         $20,000,000
SunTrust Capital Markets, Inc.                                                     $15,000,000
Total                                                                             $500,000,000
                                                                                  ============

$26,316,000 3.85% Class B Credit Card Pass-Through Certificates, Series 2003-2

                                                                                Principal Amount
                                                                                ----------------
Morgan Stanley & Co. Incorporated                                                  $19,737,000
Deutsche Bank Securities Inc.                                                       $2,368,440
RBC Dominion Securities Corporation                                                 $1,315,800
Credit Lyonnais Securities (USA) Inc.                                               $1,052,640
HSBC Securities (USA) Inc.                                                          $1,052,640
SunTrust Capital Markets, Inc.                                                        $789,480
Total                                                                              $26,316,000
                                                                                   ===========